UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Invesco Commercial Real Estate Finance Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02 Unregistered Sales of Equity Securities.

On September 5, 2023, Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”) sold shares of common stock of the Company to an affiliate of the Company and Invesco Advisers, Inc., the Company’s adviser. The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering. The following table details the shares sold:

	Number of Shares Issued	Price Per Share	Aggregate Consideration
Class S Common Stock	700,000	$25.00	$17,500,000
Class D Common Stock	700,000	$25.00	$17,500,000
Class I Common Stock	700,000	$25.00	$17,500,000
Class E Common Stock	700,000	$25.00	$17,500,000
Total	2,800,000	$25.00	$70,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Beth A. Zayicek
Beth A. Zayicek
Chief Operating Officer

Date: September 8, 2023